Exhibit 99.1

Innovative Industrial Properties Reports Third Quarter 2023 Results

SAN DIEGO, CA – November 1, 2023 – Innovative Industrial Properties, Inc. (IIP), the first and only real estate company on the New York Stock Exchange (NYSE: IIPR) focused on the regulated U.S. cannabis industry, announced today results for the third quarter ended September 30, 2023.

Third Quarter 2023 and Subsequent Events

Financial Results

•	Generated total revenues of approximately $77.8 million in the quarter, representing a 10% increase from the prior year’s quarter.
•	Recorded net income attributable to common stockholders of approximately $41.3 million for the quarter, or $1.45 per share (all per share amounts in this press release are reported on a diluted basis unless otherwise noted).
•	Recorded adjusted funds from operations (AFFO) of approximately $64.8 million, or $2.29 per share, increases of 7.8% and 7.5% from the prior year’s quarter, respectively.
•	Paid a quarterly dividend of $1.80 per common share on October 13, 2023 to stockholders of record as of September 29, 2023. The common stock dividends declared for the twelve months ended September 30, 2023 of $7.20 per common share represent an increase of $0.40, or 6%, over dividends declared for the twelve months ended September 30, 2022.

	Three Months Ended September 30,
(Per share)	2023	2022	$ Change	% Change
Net income attributable to common stockholders	$1.45	$1.32	$0.13	9.8%
Normalized FFO	$2.09	$1.97	$0.12	6.1%
AFFO	$2.29	$2.13	$0.16	7.5%

Rent Collection

•	Rent collection for IIP’s operating portfolio (calculated as base rent and property management fees collected as a percentage of contractually due base rent and property management fees) was 97% for the three months ended September 30, 2023.
o	Rent collected for the quarter includes approximately $2.2 million of security deposits applied in connection with previously disclosed amendments with Holistic Industries Inc. (Holistic) at a California property and a Michigan property, Temescal Wellness of Massachusetts, LLC (Temescal) at a Massachusetts property and 4Front Ventures Corp. (4Front) at an Illinois property, with pro rata payback of these security deposits to be made over twelve-month periods.
o	Rent not collected for the quarter totaled approximately $2.2 million, primarily relating to a previously disclosed, defaulted tenant SH Parent, Inc. (Parallel) at one of IIP’s properties in Pennsylvania.

Revolving Credit Facility

•	Subsequent to quarter end, entered into a loan and security agreement (the “Loan Agreement”) with a federally regulated commercial bank, which matures on October 23, 2026 and provides $30.0 million in aggregate commitments for secured revolving loans (the “Revolving Credit Facility”).

Lease Amendment

•	Subsequent to quarter end, entered into a lease amendment with a subsidiary of Goodness Growth Holdings, Inc. at one of IIP’s New York properties, to, among other things, increase base rent and increase the improvement allowance under the lease by $14.0 million to a total of approximately $67.4 million, approximately $12.0 million of which relates to construction work previously completed at the facility and the remaining approximately $2.0 million of which relates to work expected to be completed in the next three months.

Balance Sheet Highlights (at September 30, 2023)

•	12% debt to total gross assets, with approximately $2.6 billion in total gross assets.
•	Total quarterly fixed cash interest obligation of approximately $4.2 million.
•	No debt maturities until May 2026, other than $4.4 million principal amount of 3.75% Exchangeable Senior Notes in 2024.
•	Debt service coverage ratio of 16.2x (calculated in accordance with IIP’s 5.50% Unsecured Senior Notes due 2026).

Sustainability Report

•	Published IIP’s third annual Sustainability Report, highlighting IIP’s commitment to sound environmental management, collaborative community engagement and strong corporate governance principles that align to the core values of the IIP team, and available on its corporate website at www.innovativeindustrialproperties.com.

Property Portfolio Statistics (as of September 30, 2023)

•	Total property portfolio comprises 108 properties across 19 states, with approximately 8.9 million rentable square feet (including approximately 1.4 million rentable square feet under development / redevelopment), consisting of:
o	Operating portfolio: 103 properties, representing approximately 8.1 million rentable square feet.
o	Under development / redevelopment (five properties expected to comprise 715,000 rentable square feet at completion):
▪	Inland Center Drive in San Bernardino, California
▪	Perez Road in Cathedral City, California (pre-leased)
▪	63795 19th Avenue in Palm Springs, California
▪	Leah Avenue in San Marcos, Texas
▪	Davis Highway in Windsor, Michigan
•	Operating portfolio:
o	98.5% leased (triple-net).
o	Weighted-average remaining lease term: 14.9 years.
o	Total invested / committed capital per square foot: $274.
•	By annualized base rent:
o	No tenant represents more than 16% of annualized base rent.
o	No state represents more than 15% of annualized base rent.
o	Multi-state operators (MSOs) represent 90% annualized base rent.
o	Public company operators represent 62% of annualized base rent.
o	Industrial (cultivation and/or processing), retail (dispensing) and combined industrial/retail represent 91%, 3% and 6% of operating portfolio, respectively.

Financial Results

For the three months ended September 30, 2023, IIP generated total revenues of approximately $77.8 million, compared to approximately $70.9 million for the same period in 2022, an increase of 10%. The increase was primarily driven by an increase in tenant reimbursements versus the prior period, as well as activity in prior periods for the acquisition and leasing of new properties, additional building infrastructure allowances provided to tenants at certain properties that resulted in increases to base rent and contractual rental escalations at certain properties. Total revenues for the three months ended September 30, 2023 and 2022 included approximately $6.2 million and $2.7 million, respectively, of tenant reimbursements for property insurance premiums and property taxes. As described above, rental revenues for the three months ended September 30, 2023 also included approximately $2.2 million of security deposits applied for payment of rent for certain leases with Holistic, Temescal and 4Front. In addition, total rental revenues for the three months ended September 30, 2023 included stipulated rent paid by Kings Garden of $1.7 million through September 20, 2023 for the four remaining properties it previously occupied and for which IIP subsequently regained possession in late September 2023.

For the three months ended September 30, 2023, IIP recorded net income attributable to common stockholders of approximately $41.3 million, or $1.45 per share; funds from operations (FFO) of approximately $58.0 million, or $2.05 per share; normalized FFO (Normalized FFO) of approximately $59.1 million, or $2.09 per share; and AFFO of approximately $64.8 million, or $2.29 per share.

For the nine months ended September 30, 2023, IIP recorded net income attributable to common stockholders of approximately $122.9 million, or $4.32 per share; funds from operations (FFO) of approximately $173.2 million, or $6.13 per share; normalized FFO (Normalized FFO) of approximately $175.5 million, or $6.21 per share; and AFFO of approximately $192.2 million, or $6.80 per share.

IIP paid a quarterly dividend of $1.80 per common share on October 13, 2023 to stockholders of record as of September 29, 2023. IIP’s AFFO payout ratio was 79% (calculated by dividing the common stock dividend declared per share by IIP’s AFFO per common share for the quarter). The common stock dividends declared for the twelve months ended September 30, 2023 of $7.20 per common share represent an increase of $0.40, or 6%, over dividends declared for the twelve months ended September 30, 2022.

FFO, Normalized FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies.  A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO, Normalized FFO and AFFO and definitions of terms are included at the end of this release.

Financing Activity

On October 23, 2023, IIP Operating Partnership, LP, IIP’s operating partnership subsidiary (the “Operating Partnership”), entered into a Loan Agreement with a federally regulated commercial bank, as lender and as agent for lenders that become party thereto from time to time. The Loan Agreement matures on October 23, 2026, and provides $30.0 million in aggregate commitments for a Revolving Credit Facility, the availability of which is based on a borrowing base consisting of real properties owned by subsidiaries (the “Subsidiary Guarantors”) of the Operating Partnership that satisfy eligibility criteria set forth in the Loan Agreement. The obligations of the Operating Partnership under the Loan Agreement are guaranteed by IIP and the Subsidiary Guarantors, and are secured by (i) operating accounts of the Operating Partnership into which lease payments under the real property included in the borrowing base are paid, (ii) the equity interest of the Subsidiary Guarantors, (iii) the real estate included in the borrowing base and the leases and rents thereunder, and (iv) all personal property of the Subsidiary Guarantors. Borrowings under the Loan Agreement bear interest at a variable rate based on the greater of the prime rate and an applicable margin based on deposits with the participating bank(s) and a stipulated interest rate. The Loan Agreement is subject to certain liquidity and operating covenants and includes customary representations and warranties, affirmative and negative covenants and events of default. The Loan Agreement also allows the Operating Partnership, subject to the satisfaction of certain conditions, to request additional revolving incremental loan commitments up to a specified amount.

Supplemental Information

Supplemental financial information is available in the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com.

Teleconference and Webcast

Innovative Industrial Properties, Inc. will conduct a conference call and webcast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) on Thursday, November 2, 2023 to discuss IIP’s financial results and operations for the third quarter ended September 30, 2023.  The call will be open to all interested investors through a live audio webcast at the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com, or live by calling 1-877-328-5514 (domestic) or 1-412-902-6764 (international) and asking to be joined to the Innovative Industrial Properties, Inc. conference call. The complete webcast will be archived for 90 days on IIP’s website. A telephone playback of the conference call will also be available from 12:00 p.m. Pacific Time on Thursday, November 2, 2023 until 12:00 p.m. Pacific Time on Thursday, November 9, 2023, by calling 1-877-344-7529 (domestic), 855-669-9658 (Canada) or 1-412-317-0088 (international) and using access code 7074100.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a self-advised Maryland corporation focused on the acquisition, ownership and management of specialized properties leased to experienced, state-licensed operators for their regulated cannabis facilities. Innovative Industrial Properties, Inc. has elected to be taxed as a real estate investment trust, commencing with the year ended December 31, 2017. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that IIP believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as IIP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. IIP disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Industrial Properties, Inc.

Condensed Consolidated Balance SheetS

(Unaudited)

(In thousands, except share and per share amounts)

	September 30,	December 31,
Assets	2023	2022
Real estate, at cost:
Land	$142,524	$139,953
Buildings and improvements	2,100,662	2,010,628
Construction in progress	107,772	54,106
Total real estate, at cost	2,350,958	2,204,687
Less accumulated depreciation	(186,121)	(138,405)
Net real estate held for investment	2,164,837	2,066,282
Construction loan receivable	21,556	18,021
Cash and cash equivalents	117,034	87,122
Restricted cash	1,450	1,450
Investments	41,885	200,935
Right of use office lease asset	1,453	1,739
In-place lease intangible assets, net	8,460	9,105
Other assets, net	32,748	30,182
Total assets	$2,389,423	$2,414,836
Liabilities and stockholders’ equity
Liabilities:
Exchangeable Senior Notes, net	$4,423	$6,380
Notes due 2026, net	296,107	295,115
Building improvements and construction funding payable	12,724	29,376
Accounts payable and accrued expenses	13,631	10,615
Dividends payable	51,079	50,840
Rent received in advance and tenant security deposits	59,120	58,716
Other liabilities	3,670	1,901
Total liabilities	440,754	452,943

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, $15,000 liquidation preference ($25.00 per share), 600,000 shares issued and outstanding at September 30, 2023 and December 31, 2022	14,009	14,009
Common stock, par value $0.001 per share, 50,000,000 shares authorized: 28,039,830 and 27,972,830 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	28	28
Additional paid-in capital	2,081,291	2,065,248
Dividends in excess of earnings	(146,659)	(117,392)
Total stockholders’ equity	1,948,669	1,961,893
Total liabilities and stockholders’ equity	$2,389,423	$2,414,836

Innovative Industrial Properties, Inc.

Condensed Consolidated STATEMENTS OF INCOME

For the Three and Nine Months Ended September 30, 2023 and 2022

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues:
Rental (including tenant reimbursements)	$77,286	$70,345	$228,734	$204,454
Other	540	538	1,616	1,444
Total revenues	77,826	70,883	230,350	205,898

Expenses:
Property expenses	6,318	2,823	17,700	7,232
General and administrative expense	10,981	10,804	31,924	28,288
Depreciation and amortization expense	16,678	15,900	50,096	45,001
Total expenses	33,977	29,527	99,720	80,521
Income from operations	43,849	41,356	130,630	125,377
Interest and other income	2,075	773	6,625	1,411
Interest expense	(4,330)	(4,513)	(13,322)	(13,783)
Gain (loss) on exchange of Exchangeable Senior Notes	—	—	22	(125)
Net income	41,594	37,616	123,955	112,880
Preferred stock dividends	(338)	(338)	(1,014)	(1,014)
Net income attributable to common stockholders	$41,256	$37,278	$122,941	$111,866
Net income attributable to common stockholders per share:
Basic	$1.46	$1.33	$4.36	$4.10
Diluted	$1.45	$1.32	$4.32	$4.06
Weighted-average shares outstanding:
Basic	27,983,004	27,938,568	27,971,544	27,144,953
Diluted	28,265,605	28,157,934	28,248,054	27,496,151

Innovative Industrial Properties, Inc.

Condensed Consolidated FFO, NORMALIZED FFO AND AFFO

For the Three and Nine Months Ended September 30, 2023 and 2022

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income attributable to common stockholders	$41,256	$37,278	$122,941	$111,866
Real estate depreciation and amortization	16,678	15,900	50,096	45,001
FFO attributable to common stockholders (basic)	57,934	53,178	173,037	156,867
Cash and non-cash interest expense on Exchangeable Senior Notes	50	72	169	474
FFO attributable to common stockholders (diluted)	57,984	53,250	173,206	157,341
Financing expense	—	14	—	118
Litigation-related expense	1,112	2,112	2,328	2,231
Loss (gain) on exchange of Exchangeable Senior Notes	—	—	(22)	125
Normalized FFO attributable to common stockholders (diluted)	59,096	55,376	175,512	159,815
Interest income on seller-financed note(1)	402	—	939	—
Stock-based compensation	4,934	4,379	14,647	13,195
Non-cash interest expense	335	316	992	934
Above-market lease amortization	23	23	69	69
AFFO attributable to common stockholders (diluted)	$64,790	$60,094	$192,159	$174,013
FFO per common share – diluted	$2.05	$1.89	$6.13	$5.72
Normalized FFO per common share – diluted	$2.09	$1.97	$6.21	$5.81
AFFO per common share – diluted	$2.29	$2.13	$6.80	$6.33
Weighted average common shares outstanding – basic	27,983,004	27,938,568	27,971,544	27,144,953
Restricted stock and RSUs	206,919	118,567	193,503	115,445
Dilutive effect of Exchangeable Senior Notes	75,682	100,799	83,007	235,753
Weighted average common shares outstanding – diluted	28,265,605	28,157,934	28,248,054	27,496,151

(1)	Amount reflects the non-refundable interest paid on the seller-financed note issued to IIP by the buyer in connection with IIP’s disposition of a portfolio of four properties in southern California, which is recognized as a deposit liability and is included in other liabilities in IIP’s condensed consolidated balance sheet as of September 30, 2023, as the transaction did not qualify for recognition as a completed sale.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (NAREIT). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income, computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures.

Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of IIP’s properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. IIP believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. IIP reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

IIP computes Normalized FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that management believes are infrequent and unusual in nature and/or not related to IIP’s core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Normalized FFO and Normalized FFO per share provides investors with a metric to assist in their evaluation of IIP’s operating performance across multiple periods and in comparison to the operating performance of other companies, because it removes the effect of unusual items that are not expected to impact IIP’s operating performance on an ongoing basis. Normalized FFO is used by management in evaluating the performance of its core business operations. Items included in calculating FFO that may be excluded in calculating Normalized FFO include certain transaction-related gains, losses, income or expense or other non-core amounts as they occur.

Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT’s operating performance. IIP calculates AFFO by adjusting Normalized FFO for certain cash and non-cash items.

For all periods presented, FFO (diluted), Normalized FFO, AFFO and FFO, Normalized FFO and AFFO per diluted share include the dilutive impact of the assumed full exchange of the Exchangeable Senior Notes for shares of common stock.

For the three and nine months ended September 30, 2023 and 2022, as the performance thresholds for vesting of the performance share units were not met as measured as of the respective dates, they were excluded from the calculation of weighted average common shares outstanding – diluted for all periods presented.

IIP’s computation of FFO, Normalized FFO and AFFO may differ from the methodology for calculating FFO, Normalized FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO, Normalized FFO and AFFO do not represent cash flow available for management’s discretionary use. FFO, Normalized FFO and AFFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of IIP’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of IIP’s liquidity, nor is it indicative of funds available to fund IIP’s cash needs, including IIP’s ability to pay dividends or make distributions. FFO, Normalized FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of IIP’s operations.

Company Contact:

David Smith

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332